                     Subsidiaries of The Restaurant Company
                     --------------------------------------

                                              State or Other Jurisdiction of
Name of Subsidiary                            Incorporation or Organization
------------------                            -----------------------------

The Restaurant Company of Minnesota           Delaware
Perkins Finance Corporation                   Delaware
TRC Realty LLC                                Delaware